Beckstead and Watts, LLP
Certified Public Accountants
                                          3340 Wynn Road, Suite B
                                              Las Vegas, NV 89102
                                                     702.257.1984
                                                 702.362.0540 fax





To Whom It May Concern:

We have issued our report dated March 29, 2004, accompanying the financial statements of NMXS.COM, Inc. on Form SB-2 for the years ended December 31, 2003 and 2002. We hereby consent to the incorporation by reference of said reports on the Registration Statement of NMXS.COM, Inc. on Form SB-2 to be filed with the US Securities and Exchange Commission.

Signed,


/s/ Beckstead and Watts, LLP
----------------------------

May 6, 2004